Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date February 28, 2011	Projected Year Ended February 29, 2012
Net Sales:
Electrical and Industrial Products	$162,600	$170,000 to $185,000
Galvanizing Services	$218,049	$225,000 to $265,000
Total Sales	$380,649	$425,000 to $450,000

Diluted earnings per share	$2.77	$2.70 to $3.05

Net Sales by Market Segment:
Power Generation		19%
Transmission and Distribution		27%
Industrial		54%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		29%
Transmission and Distribution		49%
Industrial		22%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		30%
OEM’s		15%
Industrial		35%
Bridge and Highway		10%
Petro Chemical		10%

Operating Margins:
Electrical and Industrial Products	16.7%	13% to 15%
Galvanizing Services	26.1%	25% to 27%

Cash Provided By (Used In)Operations	$42,085	$47,500
Capital Expenditures	$16,411	$23,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$22,166	$21,000
Total Bank Debt	$225,000	$225,000

Cash Dividend	$12,467	$12,700

Percent of Business By Segment:
Electrical and Industrial Products	43%	40%
Galvanizing Services	57%	60%